Exhibit 99.1

NASDAQ to Acquire Boston Stock Exchange and Key Exchange Assets

Oct 2, 2007 (PrimeNewswire via COMTEX News Network) –

Transaction Gives NASDAQ a Second Exchange License Providing

Flexibility Around Market Structure and Execution Efficiencies

NASDAQ to Host An Investor & Media Conference Call Today At

11:00 a.m. ET

NEW YORK, Oct. 2, 2007 (PRIME NEWSWIRE) – The Nasdaq Stock Market, Inc. (NASDAQ(r)) (Nasdaq:NDAQ), today announced it has entered into a definitive agreement to acquire the Boston Stock Exchange (BSE), including the holding company (BSE Group), the Boston Equities Exchange (BEX), the Boston Stock Exchange Clearing Corporation (BSECC), and BOX Regulation (BOXR). Along with these businesses, NASDAQ will acquire an SRO (Self-Regulatory Organization) license for trading both equities and options. NASDAQ’s acquisition of the BSE Group is valued at approximately $61 million.

NASDAQ will not acquire an interest in the Boston Options Exchange (BOX) from the BSE. However, a regulatory framework for the BOX market will remain in place. NASDAQ, through BOXR, will operate the regulatory services provider to the BOX, which is an options trading facility of the BSE. NASDAQ and BOX are discussing a plan regarding the future regulatory structure for BOX.

Bob Greifeld, President and Chief Executive Officer of NASDAQ, said, “NASDAQ is very focused on meeting the needs of its customers. This transaction provides added liquidity, new trading choices and an enhanced competitive market environment. NASDAQ’s acquisition of the BSE will expand NASDAQ’s execution offerings, and deliver user and investor benefits consistent with our Brut and INET acquisitions.” Greifeld added, “We believe a second exchange license in both equities, and in the future options, will provide market structure flexibility as we continue to deliver on our mission of being the number one trading platform in the transactions business.”

Upon approval of the transaction, NASDAQ will have the ability to offer a second quote within the U.S. equities marketplace. NASDAQ anticipates operating the BSE using its INET trading system.

Additionally, subject to SEC approval, NASDAQ anticipates utilization of the BSE Clearing Corporation.

NASDAQ Executive Vice President of Transaction Services, Chris Concannon commented, “This deal will allow our customers to better execute their trading strategies. From critical trading functionality, to crossing products, and risk management offerings,

NASDAQ’s second quote in NASDAQ, NYSE and AMEX-listed securities will arm our diverse customer base with more choices and competitive pricing options. Additionally, we are optimistic that the clearing business will provide valuable benefits for both NASDAQ and our customers over time.”

As previously noted, NASDAQ anticipates organically launching The NASDAQ Options Market, a price/time priority options market in December 2007, subject to SEC approval.

The transaction is subject to SEC approval and approval by BSE members. NASDAQ & BSE’s board of directors have approved the transaction, which is expected to close by early first quarter 2008. It is anticipated that the transaction will be accretive to NASDAQ shareholders within 12 months from closing.

NASDAQ will host an analyst and media briefing via teleconference today regarding this announcement. Senior management will be available for questions from journalists following brief remarks. Details are as follows:

Who:	David Warren, Chief Financial Officer and Executive Vice President, The Nasdaq Stock Market, Inc.

Chris Concannon, Executive Vice President, Transaction Services, The Nasdaq Stock Market, Inc.

When:	October 2, 2007 via Teleconference

Password:	NASDAQ

Dial-in Details for Analyst/Investor Call:

Title:	NASDAQ Conference Call
Start Time:	11:00 A.M. ET
Domestic dial-in:	(866) 765-6327
International dial-in:	(913) 312-6621

Dial-in Details for Media Call:

Title:	NASDAQ Conference Call
Start Time:	11:45 A.M. ET (immediately following analyst call)
Domestic dial-in:	(866) 765-6327
International dial-in:	(913) 312-6621

All participants can access the conference via Internet audio cast through the NASDAQ Investor Relations website at http://ir.nasdaq.com/.

An audio replay of the conference will be available on the NASDAQ Investor Relations website at http://ir.nasdaq.com/ or by dialing 888.203.1112 (U.S.) or 719.457.0820 (International) and the replay pass code 1146445

About NASDAQ

NASDAQ is the largest U.S. electronic stock market. With more than 3,100 companies, it lists more companies and, on average, its systems trade more shares per day than any other U.S. market. NASDAQ is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks. For more information about NASDAQ, visit the NASDAQ Web site at http://www.nasdaq.com or the NASDAQ Newsroom at http://www.nasdaq.com/newsroom/.

About BSE

Founded in 1834 as the third oldest exchange in the U.S., the Boston Stock Exchange (BSE) has, from its beginnings, played a vital role as a leading exchange within the strongest capital market system in the world. Additional information can be found at www.bostonstock.com.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements, which involve a number of risks and uncertainties. NASDAQ cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the proposed transaction, NASDAQ’s ability to implement its strategic and business initiatives, expectations and intentions and other statements that are not historical facts. Additional risks and factors are identified in NASDAQ’s filings with the U.S. Securities Exchange Commission (the “SEC”), including its Report on Form 10-K for the fiscal year ending December 31, 2006 which is available on NASDAQ’s website at http://www.nasdaq.com and on the SEC’s website at http://www.sec.gov. NASDAQ undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

NASDAQ

Media Contact: Silvia Davi (646) 441-5014 silvia.davi@nasdaq.com Investor Contact: Vincent Palmiere (301) 978-5242 vincent.palmiere@nasdaq.com